EXHIBIT 99.1
For further information contact
Rodger W. Smith, 1-800-451-1294
FOR IMMEDIATE RELEASE
     Callon Petroleum Company Reports Results
     For Fourth Quarter, Full Year 2006
     Natchez, MS (March 9, 2007)—Callon Petroleum Company (NYSE: CPE) today reported results of operations for both the quarter and the year ended December 31, 2006. The Company reported record revenues, earnings and cash flow provided by operating activities for the full year of 2006.
     Fourth Quarter and Full Year 2006 Net Income. For the year ended December 31, 2006, the company reported record net income of $40.6 million, or $1.90 per diluted share. This compares to net income of $26.8 million, or $1.28 per share on a diluted basis, for the same period in 2005. For the three months ended December 31, 2006, Callon reported net income of $5.9 million, or $0.27 per diluted share. This compares with net income of $4.3 million, or $0.20 per diluted share during the fourth quarter of 2005, which included production downtime because of tropical storms and hurricane activity (“inclement weather”).
     Fourth Quarter and Full Year 2006 Operating Results. Operating results for the year ended December 31, 2006 include record oil and gas sales of $182.3 million from average production of 56.9 million cubic feet of natural gas equivalent per day (MMcfe/d). This corresponds to sales of $141.3 million from average daily production of 51.5 MMcfe/d during 2005 which was impacted by inclement weather. The average price, after the impact of hedging, received per thousand cubic feet of natural gas for the year ended December 31, 2006 decreased to $8.07, compared to $8.35 for the year ended December 31, 2005, while the average price, after the impact of hedging, received per barrel of oil in 2006 increased to $57.33, compared to $41.61 during 2005. Fourth quarter of 2006 oil and gas sales totaled $44.8 million from production of 59.8 MMcfe/d. This corresponds to sales of $24.9 million from production of 27.6 MMcfe/d during the same period in 2005, which was impacted by inclement weather. The average price, after the impact of hedging, received per thousand cubic feet of natural gas in the fourth quarter of 2006 decreased to $7.82, compared to $12.20 during the fourth quarter of 2005, while the average price, after the impact of hedging, received per barrel of oil in the fourth quarter of 2006 increased to $52.77, compared to $45.93 during the same period in 2005.

     Fourth Quarter and Full Year 2006 Discretionary Cash Flow. Discretionary cash flow for the year ended December 31, 2006 totaled $133.0 million compared to $93.5 million during the previous year. Net cash flow provided by operating activities, as defined by GAAP, totaled a record $135.5 million and $74.0 million during the years ended December 31, 2006 and 2005, respectively. Fourth quarter of 2006 discretionary cash flow totaled $32.9 million compared to $11.6 million during the same period in 2005. Net cash flow provided (used) by operating activities, as defined by GAAP, totaled $28.8 million and $(12.1) million during the three-month periods ended December 31, 2006 and 2005, respectively. (See “Non-GAAP Financial Measure” that follows and the accompanying reconciliation of discretionary cash flow to net cash flow provided by operating activities.)
     Non-GAAP Financial Measure — This news release refers to a non-GAAP financial measure as “discretionary cash flow.” Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. The company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income as defined by GAAP.
Reconciliation of Non-GAAP Financial Measure:
(In thousands)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Discretionary cash flow	$32,913	$11,579	$133,023	$93,452
Net working capital changes and other changes	(4,152)	(23,660)	2,461	(19,442)

Net cash flow provided (used) by operating activities	$28,761	$(12,081)	$135,484	$74,010

Production and Price Information:

	Three Months		Full Year
	Ended		Ended
	December 31,		December 31,
	2006	2005	2006	2005
Production:
Oil (MBbls)	294	224	1,634	1,837
Gas (MMcf)	3,736	1,198	10,977	7,768
Gas equivalent (MMcfe)	5,500	2,541	20,780	18,787
Average daily (MMcfe)	59.8	27.6	56.9	51.5

Average prices:
Oil ($/Bbl) (a)	$52.77	$45.93	$57.33	$41.61
Gas ($/Mcf)	$7.82	$12.20	$8.07	$8.35
Gas equivalent ($/Mcfe)	$8.14	$9.79	$8.77	$7.52

Additional per Mcfe data:
Sales price	$8.14	$9.79	$8.77	$7.52
Lease operating expenses	1.37	2.36	1.39	1.30

Operating margin	$6.77	$7.43	$7.38	$6.22

Depletion	$3.94	$2.58	$3.14	$2.39
General and administrative (net of management fees)	$0.37	$0.78	$0.41	$0.43

(a) Below is a reconciliation of the average NYMEX price to the average realized sales price per barrel of oil:

Average NYMEX oil price	$60.19	$60.02	$66.22	$56.57
Basis differentials and quality adjustments	(6.56)	(6.44)	(7.03)	(8.45)
Transportation	(1.16)	(1.08)	(1.25)	(1.26)
Hedging	0.30	(6.57)	(0.61)	(5.25)

Averaged realized oil price	$52.77	$45.93	$57.33	$41.61

Callon Petroleum Company
Consolidated Balance Sheets
(In thousands, except share data)

	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$1,896	$2,565
Accounts receivable	32,166	33,195
Deferred tax asset	—	26,770
Restricted investments	4,306	4,110
Fair market value of derivatives	13,311	889
Other current assets	5,973	1,998

Total current assets	57,652	69,527

Oil and gas properties, full-cost accounting method:
Evaluated properties	1,096,907	937,698
Less accumulated depreciation, depletion and amortization	(604,682)	(539,399)

	492,225	398,299

Unevaluated properties excluded from amortization	54,802	49,065

Total oil and gas properties	547,027	447,364

Other property and equipment, net	1,996	1,605
Long-term gas balancing receivable	714	403
Restricted investments	1,935	1,858
Investment in Medusa Spar LLC	12,580	11,389
Other assets, net	3,623	1,630

Total assets	$625,527	$533,776

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$43,086	$39,323
Fair market value of derivatives	—	1,247
Undistributed oil and gas revenues	3,525	721
Asset retirement obligations	14,355	21,660
Current maturities of long-term debt	213	263

Total current liabilities	61,179	63,214

Long-term debt	225,521	188,813
Asset retirement obligations	26,824	16,613
Deferred tax liability	30,054	31,633
Accrued liabilities to be refinanced	—	5,000
Other long-term liabilities	586	455

Total liabilities	344,164	305,728

Stockholders’ equity:
Preferred Stock, $.01 par value; 2,500,000 shares authorized;	—	—
Common Stock, $.01 par value; 30,000,000 shares authorized; 20,747,773 shares and 19,357,138 shares issued and outstanding at December 31, 2006 and 2005, respectively	207	194
Unearned compensation-restricted stock	—	(3,334)
Capital in excess of par value	220,785	220,360
Other comprehensive income (loss)	8,652	(331)
Retained earnings	51,719	11,159

Total stockholders’ equity	281,363	228,048

Total liabilities and stockholders’ equity	$625,527	$533,776

Callon Petroleum Company
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Operating revenues:
Oil Sales	$15,532	$10,283	$93,665	$76,425
Gas Sales	29,220	14,605	88,603	64,865

Total operating revenues	44,752	24,888	182,268	141,290

Operating expenses:
Lease operating expenses	7,541	5,995	28,881	24,377
Depreciation, depletion and amortization	21,683	6,554	65,283	44,946
General and administrative	2,033	1,992	8,591	8,085
Accretion expense	1,128	1,054	4,960	3,549
Derivative expense	—	(490)	150	6,028

Total operating expenses	32,385	15,105	107,865	86,985

Income from operations	12,367	9,783	74,403	54,305

Other (income) expenses:
Interest expense	4,177	3,776	16,480	16,660
Other (income)	(515)	(348)	(1,869)	(998)

Total other (income) expenses	3,662	3,428	14,611	15,662

Income before income taxes	8,705	6,355	59,792	38,643
Income tax expense (benefit)	3,007	2,098	20,707	13,209

Income before equity in earnings of Medusa Spar LLC	5,698	4,257	39,085	25,434
Equity in earnings of Medusa Spar LLC, net of tax	162	50	1,475	1,342

Net income	5,860	4,307	40,560	26,776
Preferred stock dividends	—	—	—	318

Net income available to common shares	$5,860	$4,307	$40,560	$26,458

Net income per common share:
Basic	$0.28	$0.22	$2.00	$1.43

Diluted	$0.27	$0.20	$1.90	$1.28

Shares used in computing net income per share amounts:
Basic	20,719	19,272	20,270	18,453

Diluted	21,350	21,276	21,363	20,883

Callon Petroleum Company
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2006, 2005 and 2004
(In thousands)

	2006	2005	2004
Cash flows from operating activities:
Net income	$40,560	$26,776	$21,501
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	65,929	45,657	48,164
Accretion expense	4,960	3,549	3,400
Amortization of deferred financing costs	2,221	2,062	1,929
Non-cash loss on extinguishment of debt	—	—	2,910
Equity earnings of Medusa Spar, LLC	(1,475)	(1,342)	(1,076)
Non-cash derivative expense	150	1,635	(135)
Deferred income tax expense (benefit)	20,707	13,209	(6,697)
Non-cash charge related to compensation plans	1,420	1,906	1,225
Excess tax benefits from share-based payment arrangements	(1,449)	—	—
Changes in current assets and liabilities:
Accounts receivable, trade	(2,107)	(11,169)	(4,495)
Other current assets	(3,975)	670	971
Current liabilities	11,311	(8,666)	2,903
Change in gas balancing receivable	(311)	322	376
Change in gas balancing payable	133	(289)	400
Change in other long-term liabilities	(2)	(18)	(20)
Change in other assets, net	(2,588)	(292)	(448)

Cash provided by operating activities	135,484	74,010	70,908

Cash flows from investing activities:
Capital expenditures	(167,979)	(73,072)	(64,649)
Distribution from Medusa Spar, LLC	1,078	463	339

Cash used by investing activities	(166,901)	(72,609)	(64,310)

Cash flows from financing activities:
Change in accrued liabilities to be refinanced	(5,000)	5,000	—
Increase in debt	88,000	7,000	90,000
Payments on debt	(53,000)	(12,000)	(205,915)
Restricted cash	—	—	63,345
Debt issuance cost	—	—	(984)
Issuance of common stock	—	2	44,047
Buyout of preferred stock	—	(637)	—
Equity issued related to employee stock plans	(438)	(573)	199
Excess tax benefits from share-based payment arrangements	1,449	—	—
Capital leases	(263)	(576)	(1,452)
Cash dividends on preferred stock	—	(318)	(1,272)

Cash provided (used) by financing activities	30,748	(2,102)	(12,032)

Net decrease in cash and cash equivalents	(669)	(701)	(5,434)

Cash and cash equivalents:
Balance, beginning of period	2,565	3,266	8,700

Balance, end of period	$1,896	$2,565	$3,266

     Callon Petroleum Company is engaged in the exploration, development, acquisition and operation of oil and gas properties in the Gulf Coast region. The majority of Callon’s properties and operations are concentrated in Louisiana, Alabama and the offshore waters of the Gulf of Mexico.
     This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News Releases” link on the left side of the homepage.
     It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.
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